EXHIBIT 10.7

This Shareholder’s Agreement (“Agreement”) is made and entered into this 25th day of August 2014 by and between Cannibinoid Research & Development Company Limited (“CRD”)  a company incorporated in Jamaica and having its registered office at 14 Fulmer Way , Spanish Town , in the Parish of St Catherine, ___________________________, the remaining 50% Shareholders of CRD (“Shareholders”) and United Cannibis Corporation (“UCC”) a United States Corporation created in the state of Colorado and having its registered office at 303 east 17 Ave., Suite 800, Denver, Colorado 80129. CRD, UCC and Shareholders are sometimes referred to collectively as the “parties.”

WHEREAS, UCC holds 50% of the outstanding stock of CRD;

WHEREAS, in consideration for the shares held in CRD, UCC agrees to issue 40,000 shares of its common stock to the remaining 50% Shareholders of CRD;

WHEREAS, UCC agrees to fund the operations of CRD as requested and approved by UCC on a monthly or quarterly basis

WHEREAS, the Shareholders agree to certain restriction on the transfer of UCC stock as provided herein;

WHEREAS, the parties are entering into this agreement for their mutual benefit for the funding and financing of the business operations of CRD.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged the parties agree as follows:

1.

 In exchange for the transfer or issuance of 50%  shareholder interest in CRD, UCC agrees to issue 40,000 shares of Common Stock of UCC to the Shareholders as follows:

(1)

Vivia Brown

(4)

John Beefelo

_________________

_________________

_________________

_________________

6,667 shares

6,667 shares

(2)

John Sayers

(5)

Marcys Richardson

________________

_________________

________________

_________________

6,667 shares

6,666 shares

(3)

Ashley Davidson

(6)

Huntley Golding

__________________

_________________

__________________

_________________

6,667 shares

6,666 shares

The address of any Shareholder may be changed by notice to UCC and the other Shareholders.

In the event any Shareholder shall desire to transfer in any manner any or all of his or her Common Stock to any other person, such Shareholder shall give notice to UCC not less than 60 days prior to such proposed transfer.

In the event of the death of a Shareholder, UCC shall not unreasonably object or withhold its consent to any transfer by reason of death of the Shareholder, provided that such transfer will not result in or be likely to result in the termination, and will not jeopardize the retention of, any t ax status that might have been elected by UCC under the tax laws of the United States of America or the State of Colorado

2.

UCC will fund and finance the Jamaican operations of CRD. The funding will be requested by CRD, from time to time, but not more than monthly. Decisions to fund and finance will be made by UCC in its discretion and in good faith to meet the reasonable expenses of the business operations of CRD. Funding requests will be submitted with such documentation as required from time to time by UCC, including, but not limited to, CRD operational reports, budgets, projections, contracts pending, accounts receivable, balance sheets, financial statements, labor costs, expense reports and accounts payable. Requests for funding or financing shall be on such terms as the parties mutually agree, including such terms as the date of funding, costs of financing, and repayment terms.

3.

 CRD will provide all books of accounts and maintain all records for its operations. All books and records shall be open for inspection by any party at any time.

4.

UCC will provide the expertise for the production, packaging and distribution of the CRD products, as well as its intellectual property in the operations of CRD.

5.

UCC will indemnify and hold harmless each Shareholder, Officer and Director from a loss, liability or damage actually and reasonably incurred or suffered by any such Shareholder, Officer and Director by reason of any act performed or omitted to be performed, or alleged to have been performed or omitted, by such Shareholder, Officer and Director in connection with the business of UCC; provided that, no Shareholder, Officer and Director whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability with respect to any claim, issue or matter as to which there is a final determination that such Shareholder, Officer and Director acted in bad faith, gross negligence or willful misconduct.  A final determination means an order of any court or arbitration panel that is not appealed.  This right of indemnification includes any judgment, award, settlement, cost, expenses and reasonable attorney's fees incurred in connection with the defense of any actual or threatened claim or action based on any such act or omission

A Shareholder will not be liable to UCC for any loss, liability or damage suffered or incurred by UCC, directly or indirectly, because of any act or omission made by such Shareholder in good faith and in the absence of gross negligence and willful misconduct.

6.

The Shareholders agree that irreparable damage would occur if any Shareholder should bring an action in court to dissolve the Company.  Accordingly, each Shareholder waives and renounces (to the fullest extent permitted by law) such Shareholder's right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.

7.

Neither this Agreement or any interest herein may be assigned, pledged, transferred or hypothecated, without the prior written approval of the parties hereto.

8.

No provision of this Agreement may be amended or modified, or performance of any obligation waived, or any consent required hereunder given, except by a written instrument signed by all the parties hereto. This provision is not subject to oral modification.

9.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of Jamaica, and without regard to principles of conflicts of law. The parties agree that this Agreement shall not be subject to any inference or rule of construction for or against the party who drafted this Agreement. Notwithstanding the foregoing, issues or disputes related in any way to the corporate governance of UCC shall be governed by Colorado Law, the place of UCC’s incorporation.

10.

In the event of any dispute between the parties hereto, the parties agree to try and resolve the dispute through non-binding mediation before any court proceeding is commenced. The Mediator shall be determined by the parties and, in the absence of agreement, by the President of the Jamaican Bar Association.

11.

This Agreement constitutes the entire Agreement between the parties hereto  with respect to the subject matter hereof and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by any party with respect thereto, whether or not relied or acted upon. All prior agreements, negotiations, representations, oral or written are merged herein.

12.

If any part of any provision of this Agreement shall be held to be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

13.

Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default, or as a waiver of any such rights, privileges or provisions thereunder.

14.

This Agreement may be executed in counterparts, and a facsimile or photocopy of a signature shall be deemed to be the original by the parties.

15.

A party shall not be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to causes beyond its reasonable control, including but not limited to acts of God, war, strikes, police actions, labor disputes, embargoes, government orders, restrictions or seizures or any other force majeure event.

16.

Notice to CRD hereunder shall be provided by (Method) and addressed to: 48 Duke Street. Notice to UCC hereunder shall be provided by (Method) and addressed to: 9249 S. Broadway, Suite 200-883, Highlands Ranch, Colorado 80129. Notice shall net be effective until actually received.

Cannibinoid Research &Development Company Limited By: /s/ Vivia Brown __Director_______, its________	United Cannabis Corporation By: /s/ Tony Verzura ______________________, its__CTO___
/s/ Ashley Davidson, Shareholder Director	_____________________, Shareholder
______________, Shareholder	_________________ ____, Shareholder